Exhibit 10.2

P-12 PROPERTY LLC

c/o Samuels & Associates 136 Brookline Avenue

Boston, MA 02215

March 19, 2024

CarGurus, Inc.

2 Canal Park

Cambridge, MA 02141

Attention: Senior Manager Facilities & Operations

Re: Lease dated December 19, 2019 between P-12 Property LLC (as successor-in interest to S&A P-12 Property LLC) and CarGurus, Inc., as amended by that certain First Amendment to Lease dated as of June 12, 2020 (as amended, the
“Lease”) at 1001 Boylston Street, Boston, Massachusetts

Ladies and Gentlemen:

Reference is hereby made to the Lease. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Lease.

This letter agreement is entered into by Landlord and Tenant to confirm and memorialize the following with respect to the Lease:

1.
The Substantial Completion Date is December 4, 2023.
2.
The Commencement Date is February 3, 2024.

3.
The Fixed Rent Commencement Date is October 3, 2024.
4.
As the parties have previously agreed, Tenant is entitled to rent credits in the amount of

$7,862,311.03 (the “Delivery Date Rent Credits”) on account of the Delivery Date occurring on February 3, 2023. The Delivery Date Rent Credits shall be applied by Landlord against the payments of Annual Fixed Rent otherwise due and payable under the Lease commencing on the Fixed Rent Commencement Date and each month thereafter until such Delivery Date Rent Credits have been credited in full to Annual Fixed Rent, as set forth in the chart below.

Tine Period	Monthly Fixed Rent Due	Delivery Date Rent Credits Amount Applied
Fixed Rent Commencement Date – October 31, 2024	$1,141,411.05	$ 1,141,411.05
November 1. 2024 – November 30. 2024	$1,220,129.05	$1,220,129.05
December 1, 2024 – December 31, 2024	$1,220,129.05	$1,220,129.05
January 1, 2025 – January 31, 2025	$1,220.129.05	$1,220,129.05
February 1, 2025 – February 28, 2025	$1,220,129.05	$1,220,129.05
March 1, 2025 – March 31, 2025	$1,244,550.42	$1,244,550.42
April 1, 2025 – April 30, 2025	$1,244,550.42	$595,833.36*

*Tenant shall, on or before April 1, 2025, pay to Landlord $648,717.06, constituting the balance of Monthly Fixed Rent due for the month of April 2025. From and after May 1, 2025, Tenant shall pay Monthly Fixed Rent in the amount, time, and manner set forth in the Lease.

4881-1237-2394, v. 4

5.
As the parties have previously agreed, the full and final amount of the Holdover Compensation payable by Landlord to Tenant is $1,482,487.76. Landlord shall pay the Holdover Compensation to Tenant within ten (10) business days after the execution and delivery of this letter agreement.

6.
Notwithstanding the provisions of Section 10.1 of the Lease, for the period prior to June 1, 2024 only, (i) Landlord shall not be obligated to provide the Parking Privileges to Tenant, (ii) Landlord may close the Parking Facility and cease operations thereof, and (iii) Tenant shall not be required to pay the Monthly Parking Charge. Commencing on June 1, 2024, Landlord and Tenant shall each perform their respective obligations under Article X of the Lease.

7.
As the parties have previously agreed, Landlord shall pay to Tenant the amount of $26,246.00 as reimbursement to Tenant for costs incurred by Tenant in connection with elevator car no. 5 being out of service from September 25, 2023 through October 20, 2023 for cab finish work. Landlord shall make such payment to Tenant within ten (10) business days after the execution and delivery of this letter agreement.
8.
Tenant hereby acknowledges and agrees that apart from the credits and reimbursements in the amounts set forth above and as specifically stated herein, Tenant has no other existing claims for rent credits, rent abatements or offsets under the Lease as of the date hereof.

Except as expressly set forth herein, the Lease shall remain unmodified and in full force and effect in accordance with and subject to the terms and conditions thereof. This letter agreement is intended by the parties to conclusively settle and resolve all obligations, claims and disputes referenced in Tenant’s letter to Landlord dated January 19, 2024, Landlord’s response letter to Tenant dated January 26, 2024 and Tenant’s response letter to Landlord dated February 6, 2024.

Please confirm your agreement with and acknowledgment of the terms of this letter agreement where indicated below.

Very truly yours,

P-12 PROPERTY LLC,

a Delaware limited liability company

By: /s/ Peter Sougarides

Name: Peter Sougarides

Title: Authorized Signatory

ACKNOWLEDGED AND AGREED as of the

date first set forth above:

CARGURUS, INC.,

a Delaware corporation

By: /s/ Andrea Eldridge

Name: Andrea Eldridge

Title: CPO